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                                                                    EXHIBIT 23.1

                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
Genovo, Inc.:

     We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-33192, filed March 24, 2000; No. 333-51625, filed May 1,
1998; No. 333-86509, filed September 3, 1999; and the Registration Statements on Form S-8, No. 333-48220, filed October 19, 2000, pertaining to the Targeted Genetics Corporation 2000 Genovo, Inc. Roll-Over Stock Option Plan; and No. 333-78523, filed May 14, 1999, pertaining to the Targeted Genetics Corporation 1999 Stock Option Plan) of our report dated August 4, 2000, except as to the first paragraph of note 12 which is as of September 19, 2000, the second paragraph of note 12 which is as of September 17, 2000 and the third paragraph of note 12 which is as of October 30, 2000 with respect to the financial statements of Genovo, Inc. included in Targeted Genetics Corporation's Current Report on Form 8-K/A dated September 19, 2000, as amended November 9, 2000, filed with the Securities and Exchange Commission.


                                           /s/ KPMG LLP

                                           Independent Auditors


Princeton, New Jersey
November 9, 2000